UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2005

Coach Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19471	91-1942841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12330 SW 53rd Street, Suite 703 Cooper City, Florida	33330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 602-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2005, Coach Financial Services, Inc. (“CFS”) has secured a $2,500,000 line of credit from DaimlerChrysler Services North America LLC (“DCS”) that will be used to fund CFS’s lease financing. The Line of Credit is available for advances initiated on or before May 24, 2006. Advances under the Line of Credit are due within 60 months at the interest rate to be set monthly by DCS.

CFS granted DCS a first lien security interest in all inventory and equipment of CFS financed by or purchased from or through DCS, including all proceeds, products and rights related thereto. In addition, our CEO, Mr. Francis O’Donnell, and our wholly owned subsidiaries, Corporate Development Services, Inc. and Commercial Transportation Manufacturing Corporation, will guarantee the line of credit.

On June 30, 2005, Springfield Coach Industries Corporation, Inc. (“Springfield”) has secured a $1,000,000 Line of Credit from DCS that will be used for the purchase of equipment and inventory. The Line of Credit is a continuing security agreement. Springfield is required to make monthly interest only payments for any unpaid principal balance at the interest rate to be set monthly by DCS. The principal balance is due on the earlier of 24 hours of receipt of the proceeds from the sale of vehicles purchased with the line of credit or within 14 days of sale of such vehicles.

Springfield granted DCS a first lien security interest in all inventory and equipment of CFS financed by or purchased from or through DCS, including all proceeds, products and rights related thereto. In addition, the Line of Credit will be guaranteed by Coach Industries Group, Inc.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 10.1	–	Fleet Loan and Security Agreement, dated June 30, 2005, between Coach Financial Services, Inc. and DaimlerChrysler Services North America LLC.

Exhibit 10.2	–	Bodybuilder Floorplan Financing Agreement, dated June 30, 2005, between Springfield Coach Industries Corp. and DaimlerChrysler Services North America LLC.

Exhibit 99.1	–	Press Release dated July 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACH INDUSTRIES GROUP, INC.
(Registrant)

Date July 6, 2005
	By:	/S/ FRANCIS O’DONNELL
	Name	Francis O’Donnell
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.		Description
Exhibit 10.1	–	Fleet Loan and Security Agreement, dated June 30, 2005, between Coach Financial Services, Inc. and DaimlerChrysler Services North America LLC.

Exhibit 10.2	–	Bodybuilder Floorplan Financing Agreement, dated June 30, 2005, between Springfield Coach Industries Corp. and DaimlerChrysler Services North America LLC.

Exhibit 99.1	–	Press Release dated July 7, 2005.